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                                                                   Exhibit 23.1

                      Consent of Independent Accountants


     We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-104911) of our reports dated February 12, 2003, except for Note 25 which is as of April 29, 2003, relating to the financial statements and financial statement schedule of United Industries Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
St. Louis, MO
May 21, 2003